UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 24, 2011
Continucare Corporation
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023
(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)
(305) 500-2000
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 24, 2011, Continucare Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders. Below is a summary of the proposals and corresponding votes.
All eight nominees were elected with each director receiving votes as follows:

Nominee	For	Withheld
Richard C. Pfenniger, Jr.	45,443,098	2,663,980
Robert J. Cresci	47,138,067	969,011
Neil Flanzraich	46,649,133	1,457,945
Phillip Frost, M.D.	36,063,824	12,043,254
Jacob Nudel, M.D.	46,551,793	1,555,285
Marvin A. Sackner, M.D.	47,136,469	970,609
Jacqueline M. Simkin	47,147,251	959,827
A. Marvin Strait	47,131,364	975,714
There were 9,577,548 broker non-votes on this proposal for each nominee.
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

For	Against	Abstain

57,136,175	345,627	202,824
There were no broker non-votes on this proposal.
A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say On Pay”) as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the proxy statement:

For	Against	Abstain

46,031,971	226,534	1,848,572
There were 9,577,549 broker non-votes on this proposal.
A non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years:

Every Year	Every 2 Years	Every 3 Years	Abstain

12,686,519	217,480	31,168,482	1,799,154
There were 11,812,991 broker non-votes on this proposal. The Compensation Committee of the Board of Directors will take into account the outcome of the vote on this proposal when considering how frequently to seek an advisory vote on Say on Pay in future years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

Dated: March 1, 2011